[Note: Certain portions of this document have been marked [c.i.] to indicate that confidentiality has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.]

                             CONSULTING AGREEMENT

AGREEMENT dated as of February 1, 1994 by and between CADUS PHARMACEUTlCAL CORPORATION (the "Corporation"), a Delaware corporation having its offices at 180 Varick Street, New York, New York 10014-4606 and James R. Broach ("Consultant").

                                 WITNESSETH:

            WHEREAS, the Corporation desires to retain Consultant to perform consulting services on its behalf, and Consultant desires to render such services on behalf of the Corporation, upon the terms and subject to the conditions hereinafter set forth;

            NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

            1.    RETENTION OF SERVICES.

                  The Corporation hereby retains Consultant to perform consulting services, and Consultant agrees to render such services to the Corporation, upon the terms and conditions hereinafter set forth.

            2.    TERM.

                  The retension of Cosultant by the Corporation hereunder shall be effective and shall commence on the date hereof.

            3     EXTENT OF SERVICES.

                  Upon the request of the Corporation, and on such dates and at such times during the term hereof as are agreed upon by the Corporation and Consultant, Consultant would continue to serve as the full time Director of Research. Consultant would be needed at least one day per week in the offices of Cadus or attending outside meetings. This agreement is addition to the obligations set forth in the Consultant's agreements as a founder and SAB member.

            4.    COMPENSATION.

                  As full and complete compensatrion for the consulting services to be rendered by Consultant, the Corporation shall pay to Consultant a consulting fee of [c.i.]

            5.    REIMBURSEMENT OF EXPENSES.

                  The Corporation will reimburse Consultant for reasonable out-of-pocket expenses properly incurred by Consultant on behalf of and directly for the benefit of the Corporation in rendering his services hereunder; provided, however, that Consultant shall submit written vouchers to the Corporation evidencing such expenses and the purpose for which the same were incurred.

            6.    NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.

                  Consultant acknowledges and agrees that his rendering, of consulting services to the Corporation will necessarily involve his understanding of and access to 'trade secrets" (as hereinafter defined) and confidential information pertaining to the Corporation, its proprietary technology and its business. Accordingly, Consultant agrees that during the term of his retention, and at all other times thereafter, he will not disclose to any unauthorized third party or use for his own benefit any of the trade secrets or confidential information pertaining to the Corporation, its proprietary technology or its business. For the purposes hereof, "trade secrets" is information, not generally known to the trade, which gives the Corporation an advantage over its competitors. Trade secrets include, without limitation, research being planned and developed, research methods and processes, materials used in research, inventions, information concerning the filing or pendency of patent applications, and the Company's business and legal plans, finances, competitive position, customers and vendors. This Paragraph 6 shall not apply to information which (i) is in the public domain at the time of disclosure, (ii) is properly in the possession of Consultant prior to the time of disclosure, or (iii) after disclosure enters the public domain through no act or omission of Consultant.

            7.    THE CORPORATION'S PROPERTY

                  Consultant further agrees that all memoranda, notes, records, notebooks, letters, instruments, drawings designs, models, prototypes, specifications, customer lists, proposals, business plans, materials, other documents, databases or copies thereof, or any other confidential information of any type or description, made or compiled by Consultant, or made available to Consultant, concerning the Corporation, its proprietary technology or its business, shall be the Corporation's sole property and shall be delivered to the Corporation upon the termination of the Consultant's retention or at any other time on request.

            8.    OWNERSHIP OF INVENTIONS.

                  Consultant agrees that any inventions, improvements, processes, designs, materials, products, developments or discoveries (whether or not subject to patent, copyright or trademark protection) (all of the foregoing being hereinafter referred to as "Intangible Property") that he may conceive, make, invent, develop, suggest or reduce to practice during the course of his retention by the Corporation (whether individually or jointly with any other person or persons), at the facilities of the Corporation or in pursuit of projects delegated to him by the Corporation, relating in any way to the business of the Corporation or the general biotechnology industry of which the Corporation is a part, shall be the sole, exclusive and absolute property of the Corporation. Consultant will immediately disclose in writing any such Intangible Property to the Corporation and will, at any time, whether during or following his retention by the Corporation, at the Corporation's request and without additional compensation, execute and deliver to the Corporation such assignments, certificates or other instruments as the Corporation may from time to time deem necessary or desirable to effect disclosure thereof and/or to evidence, establish, maintain, perfect, protect, enforce or defend the Corporation's right, title and interest in and to such Intangible Property. Consultant further agrees, upon the request of the Corporation, to execute any patent, trademark or copyright documents covering such Intangible Property, as well as any documents which may be considered necessary or helpful by the Corporation in the prosecution of applications for patent, trademark or copyright protection thereon in the United States and/or any foreign countries, and in the prosecution of applications for the reissue or renewal of such patents, copyrights or trademarks, or which may relate to any litigation or controversy in connection therewith, all expenses incident to the filing of such applications, the prosecution thereof and the conduct of any such litigation to be borne by the Corporation. Upon request by the Corporation, Consultant shall assist in locating writings and other physical evidence relating to the Intangible Property, shall provide unrecorded information relating to such Intangible Property, and shall give testimony in any proceeding in which any of the Intangible Property, or any application or patent, copyright or trademark relating thereto, may be involved.

            9.    COPYRIGHTS.

                  Consultant shall promptly disclose to the Corporation any and all publishable and/or copyrightable material which he produces, composes, or writes, individually or in collaboration with others, which arises out of work delegated to him by the Corporation. Consultant shall assign to the Corporation all his interest in such copyrightable materials, and will sign documents and do all other acts necessary to assist the Corporation in obtaining copyrights on such material in any and all countries

            10.   NON-SOLICITATION OF EMPLOYEES.

                  During the term of this Agreement and for a period of one (1) year thereafter, Consultant will not directly or indirectly: (i) employ, hire, or cause to be employed or hired, any person who is then employed by the Corporation or was employed within six (6) months prior thereto; or (ii) cause, invite, solicit, entice or induce any such person to terminate his employment with the Corporation.

            11.   NON-COMPETITION.

                  During the term of this Agreement and for a period of two years thereafter, Consultant shall not, without the prior written consent of the Board of Directors of the Corporation, either directly or indirectly through any other person, firm corporation engage or participate in, tender advisory or other services to or make any financial investment in any firm, corporation or other business enterprise engaged in developing yeast based assays for drug discovery in G coupled receptor signaling or ABC transporters. Nothing contained herein, however, shall restrict Consultant from (i) acquiring any debt security of any publicly-held company so long as such investment does not give him the right to control or influence the policy or decisions of any such business or enterprise or (ii) acquiring or holding stock in any publicly-held company so long as such ownership does not exceed 5% of the total outstanding stock of such company. If consultant becomes employed within the commercial and/or for-profit sector during the term of this agreement, then the Corporation and the Consultant each reserve the right to terminate this agreement

            12.   INJUNCTIVE AND OTHER EQUITABLE RELIEF

                  Consultant acknowledges that, in the event of his breach or threatened breach of any of the provisions of this Agreement, the Corporation would sustain great and irreparable injury and damage. Therefore, in addition to any other remedies which the Corporation may have under this Agreement or otherwise, the Corporation shall be entitled to the remedies of injunction, specific performance and other equitable relief for a breach or threatened breach by Consultant of any of the provisions of this Agreement. This Paragraph 12 shall not however, be construed as a waiver of any of the rights which the Corporation have for damages or otherwise.

            13.   NO CONFLICTING AGREEMENTS.

                  Consultant represents and warrants that he is not a party to any agreement, contract or understanding, whether employment or otherwise, which would in any way restrict or prohibit him from performing services or entering into any other obligations in accordance with the terms and conditions of this Agreement.

            14.   RELATIONSHIP OF THE PARTIES.

                  (a) In all activities hereunder, Consultant shall be an independent contractor and the Corporation shall have no Liability whatsoever for withholding, collection or payment of income taxes or for taxes of any other nature on behalf of Consultant or any of his employees who shall furnish services hereunder.

                  (b) Nothing contained herein shall be deemed to (i) make either party or any employee of such party agent, employee, joint venturer or partner of the other party or (ii) provide either party or any employee of such party, with the power or authority to act on behalf of the other party or to bind the other party to any contract, agreement or arrangement with any other person.

                  (c) All personnel employed or otherwise engaged by either party shall be the agents, servants, employees of such party only, and the other party shall incur no obligations or liabilities, express or implied, by reason of, or with respect to, the conduct of such personnel.

            15.   ASSIGNMENT.

                  This Agreement may not be assigned by either party, and no obligation owed or performable by either party hereunder may be delegated, without the prior written consent of the other party. Any attempted assignment or delegation either party without any such requisite prior written consent of the other party shall be void and ineffective for all purposes.

            16.   NOTICES.

                  All notices, requests, consents or other communications given by either party hereto shall be in writing and shall be deemed duly given if personally delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the other party at its address set forth below or at such other address as such other party may hereafter designate in manner herein provided. If to the Corporation, at:

            Cadus Pharmaceutical Corporation
            Attn: President
            180 Varick Street
            New York, New York 10014-4606

            If to Consultant, at:

            James R. Broach
            360 E. 88th Street, Apt. 2A
            NY, NY 10128

            17.   ENTIRE AGREEMENT;  AMENDMENTS.

                  This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations representations and agreements made by and between such parties. No alteration, amendment or modification of any of the terms or provisions of this Agreement shall be valid unless made pursuant to an instrument in writing, signed by each of the parties hereto.

            18.   GOVERNING LAW.

                  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

            19.   CONSENT TO EXCLUSIVE JURISDICTION AND SERVICE OF
                  PROCESS.

                  The Corporation and Consultant hereby agree that any dispute which may arise between them out of or in connection with this Agreement, its construction, interpretation, effect, performance or nonperformance, or the consequences, thereof, shall be litigated exclusively in a state court of the State of New York or the United States District Court for the South District of New York. Accordingly, to the extent the parties are not otherwise subject to any such court's personal jurisdiction, acceptance of the terms and conditions of this Agreement constitutes consent by both parties to sue and be sued in such court. Each of the Corporation and Consultant agrees that any and all process directed to it in any such litigation may be served upon it outside of the State of New York with the same force and effect as if service had been made within the State of New York.

            20.   PARAGRAPHS HEADINGS.

                  The paragraph headings contained in this Agreement are for reference purposes only and shall not effect any way the meaning or interpretation of this Agreement.

            21.   SEVERABILITY; REFORMATION.

                  If at any time subsequent to the date hereof any provisions of this Agreement shall be held by any court competent jurisdiction to be illegal, void, or unenforceable, such provisions shall be of no force and effect, but the illegality unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any provision of the Agreement. Furthermore, if any provision of this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the fullest extent compatible with then existing, applicable law.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


CADUS PHARMACEUTICAL CORPORATION                CONSULTANT



By: /s/ JEREMY LEVIN                       By: /s/ JAMES R. BROACH
   -------------------------------             ----------------------------
Jeremy Levin, President and CEO                  James R. Broach